Exhibit 5.2


                 [WILLIAMS, MULLEN, CLARK & DOBBINS LETTERHEAD]



                                January 30, 2001


The Board of Directors
Media General, Inc.
333 East Franklin Street
Richmond, Virginia  23219

         Re:   Thrift Plan Plus for Employees of Media General, Inc.

Ladies and Gentlemen:

         This letter is delivered to you in connection with the actions taken and proposed to be taken by Media General, Inc., a Virginia corporation (the "Company"), with respect to the offer and sale from time to time pursuant to the Thrift Plan Plus for Employees of Media General, Inc. (the "Plan"), of 1,500,000 shares of the Company's Class A Common Stock, par value $5.00 per share, in accordance with the terms of the Plan. We have reviewed the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the shares under the Securities Act of 1933, as amended.

         The Plan is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and to comply with the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company last received a favorable determination letter from the Internal Revenue Service with respect to the tax-qualified status of the Plan in June 1995. The Plan has been subsequently amended and restated, and the most recent restatement was effective January 1, 2001. The restated Plan will be submitted to the Internal Revenue Service for an updated favorable determination letter, which the Company expects to receive. We are aware of no change, amendment or defect since the date of the last determination letter that may jeopardize the Plan's qualified status under the Code or ERISA.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm as counsel to the Company in the Registration Statement.

                                     Very truly yours,

                                     /s/ Williams, Mullen, Clark & Dobbins, P.C.